Filed Pursuant to Rule 424(b)(5)
Registration No. 333-164485

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 15, 2010

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 12, 2010)

                   Shares

Hansen Medical, Inc.

Common Stock

$             per share

• Hansen Medical, Inc. is offering shares of our common stock. • The last reported sale price of our common stock on April 14, 2010, was $2.48 per share.	• Trading symbol: Nasdaq Global Market—HNSN

This investment involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Hansen Medical, Inc.	$	$

The underwriter has a 30-day option to purchase up to                  additional shares of common stock from us to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone’s investment in these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Jaffray

The date of this prospectus supplement is April     , 2010.

S-i

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and related matters. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

All references in this prospectus supplement and the accompanying prospectus to “Hansen Medical,” “Hansen,” the “Company,” “we,” “us,” “our,” or similar references refer to Hansen Medical, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not, and the underwriter has not, authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus are complete and accurate as of the date the information is presented, but the information may have changed since that date.

We have applied for trademark registration of, and claim trademark rights in, “Artisan,” “Artisan Extend,” “Hansen Artisan,” “Instinctive Motion,” “Lynx,” and “CoolSense.” We have obtained trademark registration in the United States for, and claim trademark rights in “Hansen Medical,” “Hansen Medical (with Heart Design),” “Heart Design (Logo),” “Sensei,” “Fine Force Technology,” and “IntelliSense.” All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-ii

SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

Hansen Medical, Inc.

Company Overview

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. While earlier generations of medical robotics were designed primarily for manipulating rigid surgical instruments, our currently marketed product, the Sensei® Robotic Catheter System, or Sensei system, is designed to allow physicians to instinctively navigate flexible catheters with greater stability and control in electrophysiology procedures. Instinctive navigation refers to the ability of our Sensei system to enable physicians to direct the movements of a robotic catheter like our currently marketed Artisan™ Control Catheter, or Artisan catheter, to a desired anatomical location in a way that is natural and inherently simple. Within the field of electrophysiology, we believe our Sensei system and its corresponding disposable Artisan catheter enable physicians to perform procedures that historically have been too difficult or time consuming to accomplish routinely with existing catheters and catheter-based technologies, or that we believe could be accomplished only by the most skilled physicians. We believe that our Sensei system has the potential to benefit patients, physicians, hospitals and third-party payors by improving clinical outcomes and permitting more complex procedures to be performed interventionally. We believe our technology has many applications outside of the field of electrophysiology and there are a number of applications for flexible robotics technology in the endovascular and interventional markets, which are substantially larger than electrophysiology in both procedure volume and market size. We plan to advance our technology into these larger, more mature markets so that benefits of flexible robotics and instinctive control can be experienced by a larger group of physicians and patients.

Corporate Information

We were incorporated in Delaware in September 2002 under the name AutoCath, Inc. and changed our name to Hansen Medical, Inc. in March 2003. The address of our principal executive office is 800 East Middlefield Road, Mountain View, California 94043, and our telephone number is (650) 404-5800. Our website address is www.hansenmedical.com. We do not incorporate the information on our website into this prospectus supplement and the accompanying prospectus, and you should not consider it part of this prospectus supplement and the accompanying prospectus. As used in this prospectus supplement and the accompanying prospectus, references to “we,” “our,” “us” and “Hansen” refer to Hansen Medical, Inc. unless the context requires otherwise.

THE OFFERING

Common stock offered by us	shares

Common stock subject to over-allotment option from us	shares

Common stock to be outstanding after this offering	shares ( shares if the underwriter exercises its over-allotment option in full)

Offering price	$ per share

Use of proceeds	We intend to use the net proceeds from this offering to support research and product development activities for our vascular robotic system and catheters, sales and marketing activities for both electrophysiology and vascular markets, general administrative activities, and to fund working capital and other general corporate purposes support sales and marketing activities for both electrophysiology and vascular markets, general administrative activities, and to fund working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire other businesses, products or technologies. However, we do not have agreements or commitments for any specific acquisitions at this time. See the section titled “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Market symbol	HNSN

The number of shares of common stock that will be outstanding immediately after this offering is based on 37,512,458 shares of common stock outstanding as of December 31, 2009 and excludes:

•

3,785,613 shares of common stock issuable upon the exercise of outstanding options as of December 31, 2009 under our 2002 Stock Option Plan and our 2006 Equity Incentive Plan, with a weighted average exercise price of $10.41 per share; and

•	3,111,000 shares of common stock reserved for future issuance as of December 31, 2009 under our 2006 Equity Incentive Plan and our 2006 Employee Stock Purchase Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its right to purchase up to an additional                shares of common stock to cover over-allotments, if any.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables present our summary consolidated statements of operations data for 2007 through 2009 and consolidated balance sheet data as of December 31, 2009. You should read this information in conjunction with our consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2009. Our historical results are not necessarily indicative of the results that may be expected in the future.

	Year Ended December 31,
	2007	2008	2009
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Revenue	$9,464	$23,446	$22,203
Operating expenses:
Research and development(1)	19,020	25,582	19,828
General and administrative(1)	24,179	37,112	37,524
Acquired in-process research and development	11,350	—	—

Total operating expenses	54,549	62,694	57,352

Loss from operations(1)	(54,040)	(58,413)	(51,296)
Interest income	3,672	1,393	307
Interest expense and other	(491)	(848)	(1,460)

Net loss(1)	$(50,859)	$(57,868)	$(52,449)

Basic and diluted net loss per share	$(2.35)	$(2.39)	$(1.55)

Shares used to compute basic and diluted net loss per share	21,603	24,232	33,892

(1)	Amounts include stock-based compensation expense as follows (in thousands):

	Year Ended December 31,
	2007	2008	2009
Cost of goods sold	$379	$710	$787
Research and development	2,370	2,742	2,403
General and administrative	5,261	7,763	4,188

Total stock-based compensation expense	$8,010	$11,215	$7,378

The following table presents our consolidated balance sheet data as of December 31, 2009 on an actual basis and on an as adjusted basis to reflect the sale of shares of our common stock in this offering at a public offering price of $             per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	As of December 31, 2009
	Actual	As Adjusted
	(in thousands) (audited)	(in thousands) (unaudited)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$28,279
Working capital	21,004
Total assets	60,741
Debt	9,803
Long-term liabilities(2)	955
Accumulated deficit	(220,190)
Total stockholders’ equity	33,753

(2)	Long-term liabilities include the long-term portion of deferred revenue of approximately $126,000 as of December 31, 2009.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, the risk related to our business described below which updates one of the risks described in our most recent Annual Report on Form 10-K, and all of the other information contained in this prospectus supplement and the accompanying prospectus, and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

We have incurred substantial management and employee turnover and we may lose additional key personnel or fail to attract and retain additional personnel needed for us to operate our business effectively.

We currently have an interim Chief Financial Officer and are actively conducting searches for additional senior management personnel, including a search for a Chief Operating Officer or Chief Executive Officer and a search for a Vice President of Engineering. We are conducting a search for a Chief Operating Officer or Chief Executive Officer in order to augment our experience in managing emerging businesses and to enable Frederic Moll, M.D., our founder and current Chief Executive Officer, to dedicate more effort towards formulating our clinical product development strategy, particularly as it relates to our opportunity in vascular applications. We are conducting a search for a Vice President of Engineering as our current Vice President of Engineering is ending his employment with the Company at the end of April and has agreed to then provide consulting services to the Company through September. Also, our current Chief Technology Officer is ending his employment with the Company at the end of April and has agreed to then provide consulting services to the Company through September. If we are unable to recruit qualified replacements in a timely manner or if the consulting services expected to be provided by these departing officers are insufficient to transition their work to others, our product development and commercialization efforts could be materially delayed or be unsuccessful. Additionally, in the third quarter of 2008 and the first and third quarters of 2009, we reduced our work force. These reductions in force may make it more difficult to retain and attract the qualified personnel required, placing a significant strain on our management. Accordingly, retaining key personnel and recruiting necessary new employees in the future will be critical to our success. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly skilled management and personnel, we may be unable to continue our development and commercialization activities and our business will be harmed.

We are highly dependent on the principal members of our management and scientific staff. We do not carry “key person” insurance covering any members of our senior management. Each of our officers and key employees may terminate his employment at any time without notice and without cause or good reason. The loss of any of these persons could prevent the implementation and completion of our objectives, including the development and introduction of our products, and could require the remaining management members to direct immediate and substantial attention to seeking a replacement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the accompanying prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

•	our plans to grow and expand our sales and marketing capabilities;

•	our ability to manage our manufacturing processes, including third party manufacturers;

•	our ability to maintain existing regulatory clearances, expand approvals for existing products and obtain approvals of new products;

•	our plans to increase market acceptance for our products and our efforts to develop new products and enter new markets;

•	our ability to obtain and maintain intellectual property protection for our products;

•	our financing needs and the use of the proceeds from this offering;

•	the impact of credit, financial and general economic conditions on the purchases of our products;

•	our ability to remediate material weaknesses in internal control over financial reporting; and

•	our ability to respond to litigation or government enforcement actions related to the restatement of our financial statements.

In addition, you should refer to the section of this prospectus supplement entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our common stock in this offering will be approximately $             million, or approximately $             million if the underwriter exercises in full its option to purchase              additional shares of common stock, based on a public offering price of $             per share, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to support research and product development activities for our vascular robotic system and catheters, sales and marketing activities for both electrophysiology and vascular markets, general administrative activities, and to fund working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire other businesses, products or technologies. However, we do not have agreements or commitments for any specific acquisitions at this time.

The amount and timing of our use of proceeds will depend on several factors, including the progress of our research and development efforts, the extent and timing of cash collections of revenue and the amount of net cash used by our operations. Pending their uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded on The Nasdaq Global Market under the symbol “HNSN.” The following table summarizes the high and low closing sales prices for our common stock as reported by The Nasdaq Global Market for the period indicated:

	High	Low
2010
First Quarter	$3.18	$2.06
Second Quarter (through April 14, 2010)	2.48	2.24

2009
First Quarter	$8.52	$2.65
Second Quarter	7.30	3.29
Third Quarter	5.22	2.55
Fourth Quarter	3.82	2.41

2008
First Quarter	$30.93	$13.48
Second Quarter	19.97	13.66
Third Quarter	20.20	11.72
Fourth Quarter	13.77	6.00

The last reported sale price for our common stock on the NASDAQ Global Market on April 14, 2010 was $2.48. As of April 13, 2010, there were approximately 277 holders of record of our common stock.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities and capitalization as of December 31, 2009,

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale by us of                      shares of common stock in this offering, and the receipt of the net proceeds from our sale of these shares, at a public offering price of $             per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, incorporated by reference in this prospectus supplement.

	As of December 31, 2009
	Actual	As Adjusted
	(In thousands, except per share data)
Cash, cash equivalents and marketable securities	$28,279

Capitalization:
Long-term debt, including current portion	$9,803
Stockholders’ equity:
Preferred stock, par value $0.0001: Authorized: 10,000,000 shares Issued and outstanding: none	—	—
Common stock, par value $0.0001: Authorized: 100,000,000 shares Issued and outstanding: 37,512,458 shares actual and shares as adjusted	4
Additional paid-in capital	253,968
Accumulated other comprehensive loss	(29)
Accumulated deficit	(220,190)

Total stockholders’ equity	33,753

Total capitalization	$43,556

The number of shares in the table above excludes:

•

an aggregate of 3,785,613 shares of common stock issuable upon the exercise of outstanding options as of December 31, 2009 under our 2002 Stock Option Plan and our 2006 Equity Incentive Plan, with a weighted-average exercise price of $10.41 per share; and

•

an aggregate of 3,111,000 shares of common stock reserved for future issuance as of December 31, 2009 under our stock-based compensation plans consisting of 1,432,000 shares of common stock reserved for issuance under our 2006 Equity Incentive Plan and 1,679,000 shares of common stock reserved for issuance under our 2006 Employee Stock Purchase Plan.

DILUTION

If you purchase our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering. Net tangible book value per share is determined by dividing the number of outstanding shares of our common stock into our total tangible assets (total assets less intangible assets) less total liabilities. As of December 31, 2009, we had a historical net tangible book value of our common stock of $33.8 million, or approximately $0.90 per share.

Investors participating in this offering will incur immediate, substantial dilution. After giving effect to the sale of common stock offered in this offering at a public offering price of $             per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2009 would have been approximately $             million, or approximately $             per share of common stock. This represents an immediate increase in net tangible book value of approximately $             per share to existing stockholders, and an immediate dilution of approximately $             per share to investors participating in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share			$
Historical net tangible book value per share as of December 31, 2009		$0.90
Increase in net tangible book value per share after this offering	$
Net tangible book value per share after this offering			$
Dilution per share to investors participating in this offering			$

The above discussion and tables also assume no exercise of any outstanding stock options except as set forth above. As of December 31, 2009, there were:

•	3,785,613 shares of common stock issuable upon the exercise of outstanding options with a weighted-average exercise price of $10.41 per share; and

•	1,432,000 and 1,679,000 shares of common stock reserved for future issuance under our 2006 Equity Incentive Plan and our 2006 Employee Stock Purchase Plan, respectively.

To the extent that any of these options are exercised, new options are issued under our benefit plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Jaffray & Co. (“Piper Jaffray”). Piper Jaffray is acting as sole manager for this offering. We have entered into a firm commitment underwriting agreement with Piper Jaffray. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Piper Jaffray, and Piper Jaffray has agreed to purchase all of the shares offered by us in this offering.

Piper Jaffray has advised us that it proposes to offer the shares to the public at $             per share. Piper Jaffray proposes to offer the shares to certain dealers at the same price less a concession of not more than $             per share. Piper Jaffray may allow and the dealers may re-allow a concession of not more than $             per share on sales to certain other brokers and dealers. After the offering, these figures may be changed by Piper Jaffray.

The following table shows the underwriting fees to be paid to Piper Jaffray by us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $365,000. We have also agreed to reimburse Piper Jaffray up to $150,000 for the fees incurred by it, in connection with this offering.

We have agreed to indemnify Piper Jaffray against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that Piper Jaffray may be required to make in respect of those liabilities.

We and each of our directors and executive officers, and certain of our stockholders, are subject to lock-up agreements that prohibit us and them from offering for sale, selling, contracting to sell, granting any option for the sale of, transferring or otherwise disposing of any shares of our common stock, options or warrants to acquire shares of our common stock or any security or instrument related to such common stock, option or warrant for a period of at least 60 days following the date of this prospectus supplement without the prior written consent of Piper Jaffray. The lock-up agreement does not prohibit our directors, executive officers and subject stockholders from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up agreement does not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus. The lock-up provisions do not prevent us from selling shares to Piper Jaffray pursuant to the underwriting agreement, or us from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

The 60-day lock-up period in all of the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Piper Jaffray waives the extension in writing.

Our shares are quoted on the Nasdaq Global Market under the symbol “HNSN.”

To facilitate the offering, Piper Jaffray may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, Piper Jaffray may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to it. Short sales involve the sale by Piper Jaffray of a greater number of shares than it is required to purchase in the offering. Piper Jaffray may close out any short position by purchasing shares in the open market.

In addition, Piper Jaffray may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time. Piper Jaffray may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Global Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement in electronic format may be made available on the web sites maintained by Piper Jaffray and Piper Jaffray may distribute prospectuses and prospectus supplements electronically.

From time to time in the ordinary course of their respective businesses, Piper Jaffray and certain of its affiliates may in the future engage in commercial banking or investment banking transactions with us and our affiliates.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California. The underwriter is being represented by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Hansen Medical, Inc. for the year ended December 31, 2009 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as discussed in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the Nasdaq Global Market. For further information on obtaining copies of our public filings at the Nasdaq Global Market, you should call 212-401-8700.

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009;

•

our definitive proxy statement on Schedule 14A, filed on April 29, 2009 (excluding those portions that are not incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2008);

•	the description of our common stock contained in our Registration Statement on Form 8-A filed November 14, 2006;

•	our current report on Form 8-K filed on January 14, 2010;

•	our current report on Form 8-K filed on March 17, 2010;

•	our current report on Form 8-K/A, filed on March 17, 2010; and

•	our current report on Form 8-K filed on April 7, 2010 (excluding any portions thereof that are deemed furnished and not filed).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, CA 94043

Attn: Investor Relations

PROSPECTUS

$65,000,000

Debt Securities

Common Stock

Warrants

We may, from time to time, offer and sell debt securities, shares of common stock and warrants, either separately or in units, in one or more offerings. The debt securities and warrants may be convertible into or exercisable or exchangeable for common stock or debt securities. We will specify in an accompanying prospectus supplement or term sheet more specific information about any such offering. Our common stock is listed on the Nasdaq Global Market under the symbol “HNSN.” The last reported sale price of our common stock on January 21, 2010 was $2.86 per share. The aggregate public offering price of all securities under this prospectus will not exceed $65,000,000.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 2 of this prospectus as well as any prospectus supplement.

This prospectus may not be used to offer or sell any of our securities unless accompanied by a prospectus supplement.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 12, 2010

i

HANSEN MEDICAL, INC.

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. While earlier generations of medical robotics were designed primarily for manipulating rigid surgical instruments, our Sensei® X Robotic Catheter System, or Sensei system, is designed to allow physicians to instinctively navigate flexible catheters with greater stability and control in interventional procedures. Instinctive navigation refers to the ability of our Sensei system to enable physicians to direct the movements of our Artisan ExtendTM Control Catheter, or Artisan catheter, to a desired anatomical location in a way that is natural and inherently simple. We believe our Sensei system, and its corresponding disposable Artisan catheter enable physicians to perform procedures that historically have been too difficult or time consuming to accomplish routinely with existing catheters and catheter-based technologies, or that we believe could be accomplished only by the most skilled physicians.

We were incorporated in Delaware in September 2002 under the name AutoCath, Inc. and changed our name to Hansen Medical, Inc. in March 2003. The address of our principal executive office is 800 East Middlefield Road, Mountain View, California 94043, and our telephone number is (650) 404-5800. Our website address is www.hansenmedical.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus. As used in this prospectus, references to “we,” “our,” “us” and “Hansen” refer to Hansen Medical, Inc. unless the context requires otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any combination of debt securities, shares of common stock and warrants, either separately or in units in one or more offerings up to a total dollar amount of $65,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in this prospectus, incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and related notes, before investing in our securities. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock or the value of our securities could decline, and you might lose all or part of your investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target”, “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

•	our plans to grow and expand our sales and marketing capabilities;

•	our ability to manage our manufacturing processes, including third party manufacturers;

•	our ability to maintain existing regulatory clearances, expand approvals for existing products and obtain approvals of new products;

•	our plans to increase market acceptance for our products and our efforts to develop new products and enter new markets;

•	our ability to obtain and maintain intellectual property protection for our products;

•	our financing needs and the use of the proceeds from this offering;

•	the impact of credit, financial and general economic conditions on the purchases of our products;

•	our ability to remediate material weaknesses in internal control over financial reporting; and

•	our ability to respond to litigation or government enforcement actions related to the restatement of our financial statements.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities to support sales, marketing and general administrative activities, for research and product development activities, for capital equipment and to fund working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire other businesses, products or technologies. However, we do not have agreements or commitments for any specific acquisitions at this time.

The amount and timing of our use of proceeds will depend on several factors, including the progress of our research and development efforts, the extent and timing of cash collections of revenue and the amount of net cash used by our operations. Pending their uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by the fixed charges.

	Year Ended December 31,					Nine Months Ended September 30, 2009
	2004	2005	2006	2007	2008
	(in thousands)
Ratio of earnings to fixed charges (1)	—	—	—	—	—	—

(1)	For the purposes of computing ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest charges. Earnings for 2004, 2005, 2006, 2007, 2008 and the nine months ended September 30, 2009 were insufficient to cover fixed charges by $7.1 million, $21.4 million, $26.0 million, $50.9 million, $57.9 million and $40.7 million, respectively.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement or term sheet that will contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement or term sheet, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued and the form of debt securities. Such indenture may be supplemented from time to time. We have filed a form of indenture governing different types of debt securities with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of certain provisions of the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement or term sheet for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement or term sheet for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or term sheet.

You should refer to the prospectus supplement or term sheet relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement or term sheet and by this prospectus:

•	the title and authorized denominations of those debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•

the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable or the method by which such dates are to be determined;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•

the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•

the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•

our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•

if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations or how this portion will be determined;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•

if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	any provisions granting special rights to the holders of debt securities upon the occurrence of specified events;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement or term sheet will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement or term sheet. The terms will include, among others, the following:

•	the conversion or exchange ratio (or the calculation method);

•	the conversion or exchange period (or how the period will be determined);

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange ratio; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, convey, transfer or lease all or substantially all of our properties and assets to, any person, unless we are the continuing or successor company or unless the successor entity or person to which our properties and assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed by us. In addition, we cannot complete such a transaction unless immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor entity or person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our properties and assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•

failure to pay interest for 30 days after the date payment is due and payable; provided, however, that a valid extension of the interest payment period in accordance with the indenture will not constitute a failure to pay interest;

•

failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•

failure to perform other covenants contained in the indenture for the benefit of the debt securities for 75 days after notice is given by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee as specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement or term sheet for those debt securities.

The indenture provides that if an event of default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fourth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions to receive payment of principal, premium, if any, or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of a default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable costs, expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement or term sheet, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by certain covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the three preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	cure any ambiguity or omission or correct any inconsistency or defect in the indenture;

•

add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees of or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•

evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•

add to or change any of the provisions of the indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	provide for uncertificated debt securities in addition to or in place of all, or any series of, certificated debt securities;

•

change any place or places where (a) the principal of or premium, if any, or interest, if any, on all or any series of debt securities shall be payable, (b) all or any series of debt securities may be surrendered for registration or transfer, (c) all or any series of debt securities may be surrendered for exchange or conversion, and (d) notices and demands to or upon us in respect of all or any series of debt securities and the indenture may be served;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series in any material respect;

•	conform the terms of any series of debt securities to the description thereof in the prospectus and prospectus supplement (or similar offering document) offering such series of debt securities;

•

modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939; or

•

make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	change or reduce the principal amount or premium, if any;

•	change or reduce the interest rate or extend the time of payment of interest;

•	change the method of calculating the interest rate;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or term sheet and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or term sheet relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will promptly credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement or term sheet relating to the series. The prospectus supplement or term sheet relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement or term sheet, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future incorporator, director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The following is a summary of the rights of our common stock and preferred stock. This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which have been previously filed with the Securities and Exchange Commission.

Common Stock

Outstanding Shares. As of January 15, 2010, there were 37,532,073 shares of common stock outstanding held of record by approximately 280 stockholders.

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

As of January 15, 2010, there were no shares of preferred stock outstanding. Under our amended and restated certificate of incorporation, our board of directors is authorized, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Registration Rights

Under our Amended and Restated Investors’ Rights Agreement, holders of approximately 6,793,015 shares of common stock are entitled to rights with respect to the registration of those shares under the Securities Act.

Demand Registration Rights. The holders of at least 40% of the shares having registration rights have the right to demand that we file up to two registration statements. These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Form S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, each holder of shares having registration rights has the right to demand that we file registration statements on Form S-3 for the resale of such holder’s shares so long as the aggregate offering price, net of any underwriters’ discounts or commissions, of securities to be sold under the registration statement on Form S-3 is at least $2,000,000, provided that we have not filed two such registration statements for holders of shares having registration rights within the prior twelve months, and subject to specified other exceptions, conditions and limitations.

“Piggyback” Registration Rights. If we register any securities for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, but not below 25% of the total number of shares included in the registration statement. Holders of a majority of shares with registration rights have waived their registration rights with respect to this registration statement.

Expenses of Registration. We will pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations.

Expiration of Registration Rights. The registration rights described above will terminate upon the earlier of November 21, 2011 or as to a given holder of registrable securities, when such holder of registrable securities can sell all of such holder’s registrable securities pursuant to Rule 144 promulgated under the Securities Act or when such holder holds 1% or less of our outstanding common stock and all of such holder’s registrable securities can be sold in any three-month period pursuant to Rule 144 promulgated under the Securities Act.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/ 3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•

provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

provide that stockholders will be permitted to amend our amended and restated bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of our then outstanding common stock, voting as a single class.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “HNSN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. The transfer agent and registrar’s address is 480 Washington Blvd., Jersey City, New Jersey, 07310.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement or term sheet relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of common stock or principal amount of debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the price at which each share of common stock or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book- entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The prospectus supplement or term sheet will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of our securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our securities offered in the prospectus supplement may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price. The obligations of any underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents participating in the distribution may be deemed to be underwriters, and any discounts or commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may provide underwriters, dealers or agents with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to such liabilities. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of business.

These securities may or may not be listed on a national securities exchange. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California and Shearman & Sterling LLP, San Francisco, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K/A of Hansen Medical, Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s restatement of its financial statements as described in Note 2 to the financial statements and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including this registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.hansenmedical.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission. The information found on our website is not part of this or any other report we file with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

1.	Annual Report on Form 10-K/A for the year ended December 31, 2008 filed on November 16, 2009.

2.	All information in our proxy statement filed with the Securities and Exchange Commission on April 29, 2009 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008.

3.	Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2009 filed on November 16, 2009.

4.	Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2009 filed on November 16, 2009.

5.	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 filed on November 16, 2009.

6.	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on February 12, 2009 (with respect to item 5.02), February 19, 2009, March 9, 2009, April 16, 2009 (with respect to item 8.01), April 20, 2009, April 22, 2009, June 24, 2009, July 17, 2009, July 30, 2009, September 21, 2009, October 13, 2009, October 19, 2009, October 22, 2009, November 10, 2009, December 16, 2009, and January 14, 2010.

7.	The description of our common stock contained in our Form 8-A filed on November 14, 2006.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 404-5800 or by writing to us at the following address:

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, CA 94043

Attn: Investor Relations

                      Shares

Common Stock

Prospectus Supplement

Piper Jaffray

April     , 2010